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                              CONSENT OF COUNSEL




We consent to the use of our Opinion of Counsel in the Registration Statement (Form SB-1) and the related Prospectus of Active Ankle Systems, Inc. for the registration of 100,000 shares of its common stock.




Louisville, Kentucky
September 24, 1997